ANNEX A

December 30, 2003

Board of Directors

Net Perceptions, Inc.
7700 France Avenue South
Edina, Minnesota 55435

Members of the Board:

      You have requested our opinion as to the adequacy, from a financial point of view, to the holders of outstanding shares of common stock (other than Obsidian (as defined below) and any of its affiliates) (the “Stockholders”) of Net Perceptions, Inc., a Delaware corporation (the “Company”), of the exchange consideration described in the Form S-4 Registration Statement dated December 15, 2003, Schedule TO dated December 15, 2003, Amendment Nos. 1 and 2 to Schedule TO dated December 17, 2003 and December 23, 2003, respectively (such Schedule TO, as so amended, the “Schedule TO”), and Amendment No. 1 to the Form S-4 Registration Statement dated December 17, 2003, in each case filed by Obsidian Enterprises, Inc., a Delaware corporation (“Obsidian”), with the Securities and Exchange Commission (collectively, the “Exchange Offer Filings”). Pursuant to the terms and subject to the conditions set forth in the Exchange Offer Filings, Obsidian is offering (the “Exchange Offer”) to exchange two shares of its common stock (according to the Schedule TO,  1/25 of a share of Obsidian common stock after a 1-for-50 reverse stock split for holders of record of Obsidian common stock at January 23, 2004), par value $0.0001 per share, for each issued and outstanding share of the Company’s common stock (the “Exchange Consideration”). As described in the Exchange Offer Filings, if the Exchange Offer is completed, Obsidian intends to merge the Company with a wholly-owned subsidiary of Obsidian with the purpose of acquiring all of the shares of the Company not exchanged for the Exchange Consideration in the Exchange Offer (the “Merger”). The terms and conditions of the Exchange Offer and the Merger are more fully set forth in the Exchange Offer Filings.

      In the preparation of our opinion herein, we have examined: (a) the Exchange Offer Filings and certain related documents; (b) the Company’s preliminary proxy statement and related documents filed with the Securities and Exchange Commission on November 4, 2003, relating to the proposed plan of liquidation (the “Liquidation Documents”); (c) certain publicly available business and historical financial information relating to the Company, including the unaudited historical financial statements of the Company at September 30, 2003; (d) certain publicly available business and historical consolidated financial information relating to Obsidian, including the audited historical financial statements of Obsidian for the two years ended October 31, 2002, and the unaudited historical consolidated financial statements of Obsidian for the quarters ended July 31, 2003, April 30, 2003 and January 31, 2003, and any restatements thereto; (e) Obsidian’s definitive proxy statement for its 2003 annual meeting of shareholders, as filed with the Securities and Exchange Commission on November 4, 2003; (f) certain internal financial information of the Company, including projected expenses and receipts (the “Company Data”), prepared and provided to us by the senior management of the Company and not publicly available; (g) information regarding publicly available financial terms of certain other business combinations we deemed relevant; and (h) the financial position and operating results of Obsidian compared with those of certain other publicly traded

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companies we deemed relevant. We have also held discussions with members of the senior management of the Company, and with senior management of Obsidian and Obsidian’s strategic advisor, to discuss the foregoing, have considered other matters which we have deemed relevant to our inquiry and have taken into account such other information, financial studies and analyses, and financial, economic and market criteria as we have deemed relevant.

      In rendering our opinion, except with respect to the assumptions provided by the Company in connection with our analysis of the expected financial results of implementing the Company’s contemplated plan of liquidation as described in the Liquidation Documents, which assumptions we determined to be reasonable, we have assumed and relied, without assuming any duty of independent verification, upon the accuracy and completeness of all the information examined or otherwise reviewed by, or discussed with, us for purposes of this opinion, including without limitation the Company Data. We have not made or been furnished with an independent valuation or appraisal of the assets, liabilities or solvency of the Company or Obsidian. Without limitation of our own determination as to the reasonableness of the assumptions provided by the Company as described in the first sentence of this paragraph, we have been advised by the senior management of the Company that the Company Data examined by us have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior management of the Company. In that regard, we have assumed, with your consent, but without limitation of our own determination as to the reasonableness of the assumptions provided by the Company as described in the first sentence of this paragraph, that all material assets and liabilities (contingent or otherwise) of the Company are as set forth in the Company’s financial statements or other information made available to us.

      Our opinion herein is based upon economic, market, financial and other conditions existing and as can be evaluated on, and other information disclosed to us as of, the date of this letter. It should be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. In rendering this opinion we did not analyze, and our opinion does not address, the relative merits of the Exchange Offer and/or the Merger as compared to any alternative business strategies that may be available to the Company or the effect of any alternative transaction on the Company and/or the Stockholders (other than the Company’s contemplated plan of liquidation described in the Liquidation Documents). We have relied as to all legal matters related to the Exchange Offer and the Merger on advice of counsel to the Company, and as to all tax matters related to the Exchange Offer and Merger on representations and other statements of the Company, without assuming any responsibility for independent verification or liability therefor, and have assumed that the Exchange Offer and the Merger, if consummated, will be consummated on the terms described in the Exchange Offer Filings, without any waiver, modification or amendment of any material terms, covenants or conditions thereof.

      We regularly undertake the valuation of investment securities in connection with private placements, business combinations, and similar transactions. We have acted as a financial advisor to the Company in connection with the Exchange Offer and the Merger and will receive a fee from the Company for our services and for rendering this opinion. In addition, the Company has agreed to indemnify us against certain liabilities arising out of our engagement.

      This opinion and our related financial analyses were provided for the use and benefit of the Board of Directors of the Company in connection with and for the sole purpose of its consideration of the transactions contemplated by the Exchange Offer Filings. Our opinion is limited to the adequacy, from a financial point of view, to the Stockholders of the Exchange Consideration and we do not address the merits of any decision by the Stockholders to accept or reject the Exchange Offer or by the Board of Directors of the Company to recommend for or against the Exchange Offer or the Merger. This opinion does not constitute a recommendation to the Board of Directors of the Company as to what position, if any, it should take with respect to the Exchange Offer and/or the Merger or to any Stockholder as to whether such Stockholder should accept or reject the Exchange Offer or how such Stockholder should vote with respect to the Merger or any other matter. It is understood that this letter may not be disclosed, referred to or otherwise communicated to any third party (in whole or in part) for any purpose whatsoever

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without our prior written consent, provided, however, that it can be included as an attachment to a Schedule 14D-9 filed by the Company with the Securities Exchange Commission and described therein, which description must be approved by us.

      Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Consideration is inadequate, from a financial point of view, to the Stockholders of the Company.

Very truly yours,

Candlewood Partners, LLC

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